Exhibit 23.2--Consent of Ernst & Young LLP, Independent
                          Auditors




We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-38930 and No. 333-01381) pertaining to the Delta Woodside Industries, Inc. Stock
Option Plan and in the Registration Statement (Form S-8 No. 33-38931 and No. 333-01383) pertaining to Delta Woodside Industries, Inc. Incentive Stock Award Plan, of our report dated August 17, 1994 with respect to the consolidated financial statements incorporated herein by reference and the financial statement schedule included herein for the year ended July 2, 1994 in the Annual Report (Form 10-K, of Delta Woodside Industries, Inc. for the year ended June 29, 1996.



                                        /s/ ERNST & YOUNG
LLP


Greenville, South Carolina
September 24, 1996